EXHIBIT 24.2



                   COCA-COLA ENTERPRISES INC.
                MEETING OF THE BOARD OF DIRECTORS
                        ATLANTA, GEORGIA
                        FEBRUARY 16, 1999
                             9:30 AM

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Proposed resolutions approving Form S-3 Filing
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RESOLVED, that the Company be, and it hereby is, authorized to file with the Securities and Exchange Commission a registration statement, including any exhibits thereto and any amendments and supplements thereto, on any appropriate form authorized by the Securities and Exchange Commission under the Securities Act of 1933, as amended, providing for registration of 1,000,000 shares of the Company's Common Stock, par value $1 per share (the "Securities"), which may be sold in a secondary offering by former shareholders of Magnolia Coca-Cola Bottling Company, Las Cruces Coca-Cola Bottling Co. (NSL), The Coca-Cola Bottling Co. of Tucson, Coca-Cola Bottling Company, Woltex Contract Company and Four Star Sugar Company (the Wolslager Companies"), who received such Securities in connection with the acquisition by the Company of the Wolslager Companies; and

FURTHER RESOLVED, that the proper officers of the Company be, and each of them hereby is, authorized, in the name and on behalf of the Company, to execute and deliver a power of attorney appointing the directors and officers of the Company, or any of them, to act as attorney in fact for the Company for the purpose of executing and filing with the Securities and Exchange Commission any such registration statement, or any amendment or supplement thereto, or any document deemed appropriate by any such officer in connection therewith; and

FURTHER RESOLVED, that Lowry F. Kline be, and he hereby is, designated and appointed as the Company's agent for service in all matters related to such registration statement; and

FURTHER RESOLVED, that the Company may execute and deliver to the New York Stock Exchange, Inc. or any other appropriate exchange, any application, including any amendment or supplement thereto, for the listing of the Securities, and may appoint a listing agent or listing agents to represent the Company for such purpose and to execute, in the name and on behalf of the Company, any other agreement or instrument that may be necessary or appropriate to accomplish such listing; and

FURTHER RESOLVED, that the Company be, and it hereby is, authorized to effect or maintain the registration or qualification (or exemption therefrom) of all or any part of the Securities for offer or sale under the securities law of any of the states or jurisdiction of the United States of America or under the applicable laws or regulations of any country or political subdivision thereof; and

FURTHER RESOLVED, that any officer of the Company, or such other person or persons as the chief executive officer or his designee may appoint, be, and each of them hereby is, authorized to execute, in the name and on behalf of the Company and under its corporate seal or otherwise, deliver and file any agreement, instrument, certificate or any other document, or any amendment or supplement thereto, and to take any other action that such person may deem appropriate to carry out the intent and purpose of the preceding resolutions and to effect the transactions contemplated thereby.


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